ASSET ALLOCATION TRUST

200 Berkeley Street

Boston, Massachusetts 02116

September 15, 2005

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Asset Allocation Trust, a new open-end investment management company, hereby elects to become a Fund party to such Agreement.

                                                      ASSET ALLOCATION TRUST

                                                      By: _______________________________

                                                            Elizabeth A. Smith

                                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:       ____________________________

Peggy Schooley

President

Dated as of                                                       , 2005